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                                                                     Exhibit 24



                               POWERS OF ATTORNEY

                  The undersigned hereby appoints MARK A. SHELNITZ and DAVID B. SIEGEL as his/her true and lawful attorneys-in-fact for the purpose of signing the registration statement on Form S-8, and all amendments thereto, to be filed by W. R. GRACE & CO., a Delaware corporation ("Company"), with the Securities and Exchange Commission with respect to the Company's 2000 Stock Incentive Plan. Each of such attorneys-in-fact is appointed with full power to act without the other.


         /s/ John F. Akers                           /s/ Paul J. Norris
         ------------------------                    -------------------------
         John F. Akers                               Paul J. Norris


         /s/ Ronald C. Cambre                        /s/ Robert M. Tarola
         ------------------------                    -------------------------
         Ronald C. Cambre                            Robert M. Tarola


         /s/ Marye Anne Fox
         ------------------------
         Marye Anne Fox


         /s/ John J. Murphy                            Dated:  May 10, 2000
         ------------------------
         John J. Murphy